Exhibit 10.59

AMENDMENT TO THE PATENT PURCHASE AGREEMENT

This Amendment to Patent Purchase Agreement (the “Amendment”) is entered into as of December 16, 2013 (the “Effective Date”) by and between Delphi Technologies, Inc., a Delaware corporation, having offices at 5725 Delphi Dr., Troy, MI 48098-2815 (“Seller”) and Loopback Technologies, Inc., a Delaware corporation, having offices at 2331 Mill Road, Suite 100, Alexandria, VA 22314 (“Purchaser”).  Each of Delphi and Loopback is a “Party” and together, the “Parties.”

WHEREAS, Seller and Purchaser are parties to that certain Patent Purchase Agreement, dated October 31, 2013 (the “PPA;” all capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the PPA);

WHEREAS, under the PPA, Seller agreed to sell and Purchaser agreed to purchase all right, title and interest to the Acquisition Patents; and

WHEREAS, Seller and Purchaser have agreed to amend certain commercial terms of the PPA as set forth in more detail herein;

NOW THEREFORE, Seller and Purchaser have agreed to amend the PPA as follows:

1.	Section 2.1 shall be stricken and replaced in its entirety with the following:

“2.1           “Acquisition Patents” means the Patent Families and Expiring Patent Families listed on Exhibit A-1 hereto, as the same shall be finalized at Closing in accordance with Section 3.3 below.”

2.	A new Section 2.8 is added as follows:

“2.8           “Expiring Patent Families” means a Patent Family containing one or more Patents set to expire prior to December 31, 2016.”

3.	Section 3.1 shall be stricken and replaced in its entirety with the following:

“3.1           As of the Effective Date, (i) Exhibit A-1, Table 1 identifies the Patent Families and (ii) Exhibit A-1, Table 2 identifies the Expiring Patent Families that Purchaser is contemplating acquiring at Closing (as defined below).”

4.	Section 3.2 shall be stricken and replaced in its entirety with the following:

“3.2           Document Delivery.  As soon as reasonably practicable after the Effective Date, Seller shall send to Purchaser, via Federal Express or other reliable overnight delivery service or by hand delivery, all prosecution files and all other documents, communications and files (electronic or otherwise) regarding the ownership, prosecution, maintenance and enforcement of (i) the Patent Families identified in Exhibit A-1, Table 1 and (ii)  the Expiring Patent Families identified in Exhibit A-1, Table 2 on the Effective Date, to the extent the same are in the possession or control of the patent department and legal department of Seller (and any other relevant department of Seller likely to have Documents), any affiliate of Seller or their respective counsel, agents or related parties, including, but not limited to those documents listed on the Document Request Form attached hereto as Exhibit C (collectively, the “Documents”).   At Closing, Seller will certify that it has conducted (or caused to be conducted on its behalf) a commercially reasonable search for any and all Documents related to the Acquisition Patents in the possession or control of the patent department of Seller, any affiliate of Seller or their respective counsel, agents or related parties, has delivered the same to the Purchaser by signing and delivering the affidavit attached to the Document Request Form as Attachment 1 or alternatively, the affidavit attached to the Document Request Form as Attachment 2.”

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.	Section 3.3 of the PPA shall be stricken and replaced in its entirety with the following:

“3.3 At Closing, Purchaser shall confirm Exhibit A-1 as the final list of Acquisition Patents.”

6.	Section 3.4 shall be stricken and replaced in its entirety with the following:

“3.4           Notwithstanding Seller’s delivery obligations under Section 3.2 above, in the event that a Document related to ownership, prosecution, maintenance, prior art, validity or Seller’s enforcement of a Patent is discovered at any time following the Closing that was not provided to Purchaser in accordance with Section 3.2 above or a Document was otherwise knowingly withheld (any such Document, an “Undisclosed Document”), Seller will promptly provide to Purchaser the Undisclosed Document; and

(a)  To the extent that an Undisclosed Document is material to any of the Acquisition Patents (including but not limited to, the validity or enforceability thereof or chain of title thereto) (each, an “Impacted Patent”), in addition to of any other rights or remedies Purchaser may have under law or this Agreement, Purchaser shall be entitled to demand and Seller will promptly pay, a refund of a portion of the Purchase Price for each Impacted Patent as follows: (i) to the extent an Impacted Patent is one of the Patent Families listed on Exhibit A-1, Table 1, the refund amount shall be *for each such Impacted Patent and (ii) to the extent an Impacted Patent is one of the Expiring Patent Families listed on the Exhibit A-1, Table 2, the refund amount shall be * for each such Impacted Patent.  Notwithstanding the foregoing, in the event US Patent No. *.

(b)           In the event of a refund of a portion of the Purchase Price for an Acquisition Patent is effected, pursuant to Section 3.4(a), Purchaser will assign ownership to Seller of the Acquisition Patents within the pertinent Patent Family.  In the event that Purchaser has received any revenues from third parties attributable to such pertinent Patent Family, [*] of such revenues will be deemed paid on account of that portion of the Purchase Price to be refunded.”

7.	Section 4.1 shall be stricken and replaced in its entirety with the following:

“4.1           In addition to all other consideration to which Seller is entitled hereunder, Purchaser shall pay to Seller the sum of One Million Seven Hundred Thousand U.S. Dollars ($1,700,000) (the “Purchase Price”) as consideration for the sale, assignment, transfer and conveyance of the Assigned Patent Rights to Purchaser under this Agreement.  Subject to the Closing, the Purchase Price shall be paid on the Closing Date (as defined below).”

8.	Section 7.1 shall be stricken and replaced in its entirety by the following:

“7.1           At the Closing, to the extent that there is (i) any amendment or material change to the representations and/or warranties of Seller as provided herein (and any related Exhibits), Seller shall bring down its representations and warranties as of immediately prior to the Closing Date (the “Bring Down Schedule”) and deliver such Bring Down Schedule to Purchaser or (ii) no such amendment or material change to the representations and/or warranties of Seller as provided herein, Seller shall provide written confirmation that no such amendments or materials changes so exist (the “Bring Down Certification”).”

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.	Section 7.2 shall be stricken and replaced in its entirety by the following:

“7.2           Further Assurance and Seller Covenants.  At the reasonable request of Purchaser, Seller will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby, including execution, acknowledgment and recordation of other such papers for fully perfecting and conveying unto Purchaser the benefit of the transactions contemplated hereby.  Without limiting the foregoing, Seller will direct its counsel to work cooperatively with Purchaser’s counsel, in a timely manner and, in any event, as soon as practical, as set forth in subsections (a) and (b) below.  To induce Seller to enter into this Agreement, Purchaser will conduct its business in accordance with good business practices.”

(a)  Notwithstanding anything to the contrary herein, in the event that Seller is contacted by any third party or receives any request from a third party (i.e., subpoena, interrogatory, deposition request and the like) for information related to the Acquisition Patents (a “Third Party Request” and “Requested Materials”, as applicable), Seller shall (i) promptly (and in any event, within forty-eight hours of Seller’s receipt of a Third Party Request, provide Purchaser with a copy of such Third Party Request; (ii) refrain from any discussions with such third party with respect to Purchaser or the Assigned Patent Rights prior to discussing the Third Party Request with Purchaser; (iii) provide Purchaser with a copy of (1) all Requested Materials in the possession of Seller and its agents and (2) a draft of Seller’s proposed response with sufficient time for Purchaser to review and discuss with Seller a revised response prior to the deadline set in the Third Party Request (and in any event, no less than seven (7) days prior to such deadline); and (iv) use all legitimate and legal means available to minimize disclosure to third parties, including without limitation, seek a confidential treatment request or protective order whenever appropriate or available. To the extent that there is any disagreement between Seller and Purchaser as to whether any Requested Materials are privileged or otherwise subject to the common interest doctrine, it is hereby agreed that Purchaser shall have the sole decision making authority with regard to a Third Party Request and the disclosure of any Requested Materials and Seller shall at all times act in accordance with Purchaser’s instructions in such regard.  For the avoidance of doubt, Seller shall not disclose any Requested Materials or submit any response to a Third Party Request other than as instructed by Purchaser.  Purchaser hereby agrees to indemnify Seller against any monetary sanctions imposed against Seller by a court of competent jurisdiction that are the result of Seller’s compliance with Purchaser’s instructions in connection with a Third Party Request.

(b)           Seller hereby consents that any inventors under the Acquisition Patents (including for the avoidance of doubt, any inventors currently employed by Seller) may be retained by Purchaser’s counsel as consultants in accordance with Section 7.3 and further that Seller shall not object to nor impede such inventors, or current and former employees of Seller from being called as witnesses by Purchaser.”

10.	Section 10.12 shall be amended to delete the reference to Exhibit A-2 (“Available Patents”).

11.	Exhibit A-1 (“Acquisition Patents”) shall be removed in its entirety and shall be replaced by the new Exhibit A-1, attached hereto.

12.	Exhibit A-2 (“Available Patents”) shall be removed in its entirety.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

13.	Exhibit C shall be removed in its entirety and shall be replaced by the new Exhibit C, attached hereto.

14.	Exhibit G shall be removed in its entirety and shall be replaced by the new Exhibit G, attached hereto.

15.	Except as expressly addressed by this Amendment, all terms and conditions of the PPA shall remain in full force and effect.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

In Witness Whereof, the Parties have caused this Amendment to be executed effective as of the Effective Date by their respective duly authorized representatives.

DELPHI TECHNOLOGIES, INC.                                                                                     LOOPBACK TECHNOLOGIES, INC.

By:  /s/ John Carney                                                                                       By:  /s/ Doug Croxall

Name:  John Carney                                                                                                         Name:  Doug Croxall

Title:  Vice President                                                                                                        Title:  CEO

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-1

 Acquisition Patents

TABLE 1
Docket No.	App. No.	Patent No.	Patent Title
H-195076	08/762,090	5714927	Method of improving zone of coverage response of automotive radar
H-196686	08/695,814	5999871	Control method for variable level airbag inflation
H-198088	08/868,338	6012007	Occupant detection method and apparatus for air bag system
H-195546	08/566,029	5732375	Method of inhibiting or allowing airbag deployment
H-199337	08/927,588	5801619	Analog signal processing system and decision logic for controlling airbag deployment
H-195425	08/610,021	6175299	Analog signal processing system for determining airbag deployment
H-203655	09/192,523	6219606	Restraint deployment control method having a delayed adaptable deployment threshold
H-204666	09/309,848	6151540	Dynamic occupant position detection system and method for a motor vehicle
DP-307226	09/607,302	6369703	Tire pressure monitor and location identification system
H-301685	09/648,972	6434486	Technique for limiting the range of an object sensing system in a vehicle
H-197550	08/795,999	5954775	Dual rate communication protocol
DP-307541	10/229,832	7178139	Executable file system for an embedded computer
H-306355	10/214,048	6775601	Method and control system for controlling propulsion in a hybrid vehicle
TABLE 2 - Expiring Patents
H-169208	08/208,322	5463374	Method and apparatus for tire pressure monitoring and for shared keyless entry control
H-174858	08/205,464	5418722	SIR deployment method with rough road immunity
H-189703	08/326,899		Method and apparatus for tire pressure monitoring with user activated identification code sign up

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

DOCUMENT REQUEST FORM
___________, 2013

Delphi Technologies, Inc.
5725 Delphi Drive, Troy
MI 48098-2815 USA

Attn: John Carney

Re: Documents related to the Patent Families as Listed on Exhibit A-1 to the Proposed Purchase Agreement between Loopback Technologies, Inc. and Delphi Technologies, Inc.

Dear Mr. Carney:

Reference is made to the proposed purchase agreement (“Agreement”) between Loopback Technologies, Inc. (“Purchaser”) and Delphi Technologies, Inc. (“Seller”). Defined terms used in this letter are as defined in the Agreement. Purchaser has requested, pursuant the Agreement that Seller deliver originals of the Documents (or to the extent such originals cannot be provided, true copies thereof) and/or confirm to Purchaser that there are no other Documents in the custody or control of Seller, its agents, counsel or related parties.

  For purposes of clarification only, and without derogating from the definition of Documents set forth in the Agreement, below is a non-exclusive list of documents that fall within this description.  Pursuant to the Agreement, Purchaser requests that Seller conduct a thorough and diligent search for all Documents in its custody or control, and that of its agents, counsel or related parties, including, but not limited to, such Documents which are listed below.

1.	File histories including
a.	Prosecution file history for the Patent Families listed in Exhibit A-1 of the Agreement (“Patents”), including:
i.	File histories of any Patent
ii.
File histories of any parent, child or other related patents/applications (i.e. those that claim priority to any  Patent or that any  Patent either claims priority to and/or incorporates by reference) – regardless of whether they are listed in  the Exhibits to the Agreement and regardless of whether the related patents are abandoned or alive

iii.	All communications retained in the files with, by and to prosecution counsel or agent with respect to the Patents
iv.	File-stamped copies of all assignment records for all Patents (including copies of all supporting documentation) to the extent retained in the files
b.	Any prior art references that have been retained in the files
c.	Pre-filing documents retained in the files such as:
i.	Invention disclosure records
ii.	Inventor notebooks
iii.	Memos, notes, letters, emails etc. requesting that a patent application be prepared
iv.	Memos, notes, letters, emails etc. discussing the decision of whether to file a patent application
v.	Memos, notes, letters, emails etc. discussing or describing any products that the proposed invention relates to
vi.
Documents, including without limitation any memos, notes, letters, emails, presentations, etc. related to or arising from any efforts to create products based on the proposed inventions, relating to the design, development, marketing, sale, offers for sale, public disclosure, or ownership of the products, the proposed inventions and/or patents, including any agreements with third parties (e.g. joint development (or similar) agreements or non-disclosure agreements).

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

vii.	All documents related to the conception, reduction to practice, or development of the invention.
d.	Post-issuance documents such as:
i.	Ribbon copies of the Patents
ii.	Certificates of correction and related documents (notes, memos etc related to requests for correction)
iii.	Re-examinations; reissues; post grant review/challenges
iv.	Memos regarding payment of maintenance fees and/or annuities (including recommendations of whether or not to pay maintenance fees)
2.
Any agreements granting any rights under the Patents (including without limitation any licenses, releases, covenants not to sue or any other grant or right) related to or arising from the Patents and applications (including the related patents and applications described in 1.a.i.).  Without limiting the foregoing, Seller is requested to provide an example, sample or representative agreement reflecting the terms and conditions contained in the “Pre-existing Licenses” including but not limited to those Pre-existing Licenses identified on Exhibit G of the Agreement.

3.
Any documents discussing enforcement, threatened enforcement, investigation of infringement, licensing (including all offers to license), liens or charges, valuation, granting any rights under any of the claims of the acquired patents (including releases, covenants not to sue or any other grant or right) or other monetization related to or arising from the Patents (regardless of whether they are listed in Exhibit I as described in 1.a.ii. above) including:

a.
Documents that relate in any way to an evaluation of the Patents including without limitation documents that relate to strengths, weaknesses etc of the enforceability and/or validity of the patents, infringement and/or non-infringement of any specific entity or by industries in general

b.	Documents that relate to the enforceability of the Patents
c.	Documents that relate to the validity of the Patents
d.	Documents that either are, or discuss a damages analysis regarding any of the Patents
4.
Any documents related to marking of patented articles including articles made by Seller that were or should have been marked, and marking requirements (including steps taken to enforce marking requirements) in any agreements identified pursuant to request 2 above

5.	Assignments of the Patents (regardless of whether they are listed in Exhibit I as described in 1.a.ii. above)
6.	Any documents relating to governmental incentives or other programs relating to the technology underlying the Patents.
7.	Names of law firms and/or individual lawyers involved in any of the Patents so that the privileged nature of any produced documents can be determined
8.	Documents related to each named inventor of the Patents (redacted as necessary to preserve information of a personal nature not essential to the evaluation of the Patents) including:
a.	Employment agreements with each inventor
b.	Patent Assignments signed by each inventor
c.	Invention Assignments signed by each inventor
d.	Employment/HR records of each inventor –
e.	Separation agreements signed by any inventor
9.
A list of any proceedings or actions before any governmental entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in which claims are being or were raised relating to the validity, enforceability, scope, ownership or infringement of any of the Patents

10.
Confirmation in writing that with respect to each Patent, it is currently in compliance with the legal requirements (including payment of filing, examination and maintenance fees and filing of any necessary oaths, proofs of use or other documents) for maintaining, registering, filing, certifying or otherwise perfecting or recording the same with or by such governmental entity, and, if not, the steps required to bring such item into compliance with same.

Seller is further requested to execute the applicable affidavit (either Attachment 1 or 2 hereto) and return the executed copy to Purchaser.

Regards,

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Attachment 1

AFFIDAVIT

Delphi Technologies, Inc.  has conducted a thorough and diligent search for all Documents related to the Acquisition Patents in its custody or control and the custody and control of its agents, counsel and related parties, and has delivered all such Documents to Purchaser. Delphi Technologies, Inc. asserts that to its knowledge, there are no Documents related to the Acquisition Patents that remain in its custody or control, or in the custody or control of its agents, counsel and/or related parties.

Delphi Technologies, Inc.
A Delaware company
By:  _____________________
Name: John Carney
Title: Vice President

Date:  ___________________

Address:
Delphi Technologies, Inc.
5725 Delphi Drive, Troy
MI 48098-2815 USA

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Attachment 2

AFFIDAVIT

Delphi Technologies, Inc. has conducted a thorough and diligent search for all Documents related to the Acquisition Patents in its custody or control as well as the custody or control of its agents, counsel or related parties, and to its knowledge, confirms no such Documents related to the Acquisition Patents exist.

Delphi Technologies, Inc.
A Delaware company
By:  _____________________
Name: John Carney
Title: Vice President

Date:  ___________________

Address:
Delphi Technologies, Inc.
5725 Delphi Drive, Troy
MI 48098-2815 USA

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT AND THE NON-PUBLIC INFORMATION HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit G

PREEXISTING LICENSES

*